Exhibit 5.1

Terry F. Schwartz

Direct Tel: (404) 815-3731

Direct Fax: (404) 685-7031

Email: tschwartz@sgrlaw.com

November 21, 2008

Radiant Systems, Inc.

3925 Brookside Parkway

Alpharetta, Georgia 30022

Re:	Radiant Systems, Inc.
Registration Statement on Form S-8
2,000,000 Shares of Common Stock
Amended and Restated 2005 Long-Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Radiant Systems, Inc., a Georgia corporation (the “Company”), in connection with the registration of 2,000,000 shares of the Company’s common stock, no par value (the “Shares”), to be issued under the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

In connection therewith, we have examined the Plan as well as each of the following:

(1)	the articles of incorporation of the Company, as amended and restated, certified by the Secretary of State of the State of Georgia;

(2)	the bylaws of the Company, as amended and restated;

(3)	resolutions of the board of directors of the Company adopting the Plan; and

(4)	the Registration Statement.

Radiant Systems, Inc.

November 21, 2008

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized by the Company and, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

By:	/s/ Terry F. Schwartz
Terry F. Schwartz